Exhibit 10.1

AMENDMENT TO SEPARATION AGREEMENT AND GENERAL RELEASE

This amendment (“Amendment”) dated as of August 15, 2023 (“Amendment Effective Date”) to that certain Separation Agreement and General Release dated as of July 27, 2023 (the “Agreement”), is entered into by and between Matthew Shatzkes (“Employee”), and Aditxt, Inc., a Delaware corporation (“Employer”, and together with Employee, the “Parties” and each, a “Party”). All defined terms used herein that are not otherwise defined are used as defined in the Agreement.

WHEREAS, pursuant to Section 13 of the Agreement, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration for the promises contained herein and the mutual obligations of the Parties, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1. Amendments.

Section 1.1. The first sentence of Section 1 of the Agreement is deleted in its entirety and replaced with the following:

“No later than seven (7) calendar days after the Termination Date, Employer paid to Employee sixty four thousand eight hundred and eight dollars and 00/100 ($64,808.00). Upon the earlier of (i) September 1, 2023; or (ii) two (2) business days following the closing of a capital raise by Employer, Employer shall pay Employee an amount equal to ninety one thousand sixty dollars and 16/100 ($91,060.16). These two amounts combined represent all accrued salary and wages (inclusive of Base Compensation and earned Subsequent Quarterly Bonus amounts, as those terms are defined in the Executive Agreement), and Employee’s accrued but unused paid time off (which was one hundred seventy-six (176) hours) through the Termination Date, plus an additional one thousand dollars ($1,000) to serve as consideration for entering into this Amendment, less applicable deductions in each case.”

Section 1.2. The last sentence in each of Section 2(a) and Section 2(b) of the Agreement is deleted in its entirety and replaced with the following:

“Such amount shall be paid in one lump sum upon the earlier of (i) the sixtieth (60th) day following the Termination Date; or (ii) two (2) business days following the closing of a capital raise by Employer.”

Section 1.3 .Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

Article 2. Miscellaneous.

Section 2.1 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Agreement, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with its terms. This Amendment shall be binding upon, and shall inure to the benefit of the Parties and their respective successors and assigns. Except as expressly provided herein, the execution and delivery of this Amendment shall not extend, modify or waive any term or condition of the Agreement.

Section 2.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Parties. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

Section 2.4 Entire Agreement. This Amendment and the Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 2.5 Governing Law. The terms and provisions of Section 15 of the Agreement are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Effective Date.

Aditxt, Inc.

By:	/s/ Amro Albanna	By:	/s/ Matthew Shatzkes
Name:	Amro Albanna	Name:	Matthew Shatzkes
Title:	Co-Founder and Chief Executive Officer	Date:	August 15, 2023
Date:	August 15, 2023

[Signature Page to Amendment to Separation Agreement and General Release]